                                                                     EXHIBIT 2.2


                              LOCK-UP AGREEMENT


          THIS AGREEMENT made as of the 10th day of August, 1999.


BETWEEN:


          MED-EMERG INTERNATIONAL INC., a corporation incorporated under the laws of the Province of Ontario

          (hereinafter referred to as "MEII")


          - and -


          DONALD WILSON AND MARTIN SCULLION

          (collectively, the "PRINCIPALS" and individually, a "PRINCIPAL")


          - and -


          977675 ONTARIO INC. ("977675"), a corporation incorporated under the laws of Ontario and PAGE, RAYMOND & ASSOCIATES LTD. ("PRAL"), a corporation incorporated under the laws of Ontario

          (977675 and PRAL are hereinafter referred to as the "PRINCIPAL SHAREHOLDERS")


          - and -


          YFMC HEALTHCARE INC., a corporation continued under the laws of the Province of Ontario

          (hereinafter referred to as "YFMC")


          - and -

          MONTREAL TRUST COMPANY OF CANADA

          (hereinafter referred to as the "ESCROW AGENT")


          WHEREAS MEII, YFMC, the Principals and the Principal Shareholders entered into the Business Combination Agreement pursuant to which MEII has agreed, among other things, to make an offer to purchase all of the YFMC Securities;

          AND WHEREAS Donald Wilson is an officer, director and principal shareholder of 977675; and

          AND WHEREAS Martin Scullion is an officer, director and principal shareholder of PRAL;

          AND WHEREAS the Principal Shareholders are at the present time the holders of the number of YFMC Securities as set out in Schedule "A" hereto;

          AND WHEREAS the Principal Shareholders have mutually agreed with each other and with MEII and YFMC to forthwith deposit all of their YFMC Securities with the Escrow Agent pursuant to the terms hereof, such that such securities will be deposited under the Offer;

          AND WHEREAS the YFMC Common Shares and the YFMC Preferred Shares set out in Schedule "A" hereto are currently being held in escrow pursuant to certain agreements, in each case, between the Principal Shareholders and the Escrow Agent pursuant to the requirements of the Alberta Stock Exchange and the Alberta Securities Commission, as applicable (the "ASC/ASE Escrow");

          NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto do hereby agree as follows:


                                   ARTICLE 1
                                 INTERPRETATIONS

1.1 DEFINITIONS. In this Agreement the following capitalized terms shall have the following respective meanings ascribed thereto:

          "AGREEMENT" means this agreement and all schedules attached hereto, in each case as they may be supplemented or amended from time to time and the expressions "HEREOF", "HEREIN", "HERETO", "HEREUNDER", "HEREBY" and similar expressions refer to this agreement and, unless otherwise indicated, references to Articles and Sections are to the specified Articles and Sections in this Agreement;

          "ASC/ASE ESCROW" has the meaning ascribed thereto in the recitals hereto;

          "BUSINESS COMBINATION AGREEMENT" means the agreement made as of even date among MEII, YFMC, the Principals and the Principal Shareholders relating to, among other things, the Offer;

          "BUSINESS DAY" means a day on which Canadian chartered banks are open for business in Toronto, Ontario;

          "DEPOSITED SECURITIES" means, prior to completion of the Offer, the YFMC Common Shares and the YFMC Preferred Shares deposited by the Principal Shareholders pursuant to Section 2.1;

          "MEII" means Med-Emerg International, Inc.;

          "MEII COMMON SHARES" means common shares of MEII, as constituted on the date hereof;

          "NON-ARM'S LENGTH TRANSACTION" means, except for contracts of employment, any contract or agreement between YFMC or any subsidiary and any officer, director, employee of YFMC and/or any subsidiary or any person not dealing at arm's length (within the meaning of the INCOME TAX ACT (Canada)) with any of them or any affiliate of any of them;

          "OFFER" means the offer to be made by MEII to purchase, among other things, all of the YFMC Common Shares in exchange for MEII Common Shares, as contemplated by the Business Combination Agreement;

          "YFMC COMMON SHARES" means common shares of YFMC, as constituted on the date hereof; and

          "YFMC PREFERRED SHARES" means the 1,000,000 outstanding first preferred shares, Series A of YFMC, as the same are constituted on the date hereof;

          "YFMC SECURITIES" means YFMC Common Shares, YFMC Preferred Shares and YFMC Warrants; and

          "YFMC SERIES A WARRANTS" means the 356,680 outstanding common share purchase warrants of YFMC, each such warrant entitling the holder thereof to acquire one YFMC Common Share at an exercise price of $0.40 per share for a period of two years from the date of issuance;

          "YFMC SERIES B WARRANTS" means the 356,680 outstanding common share purchase warrants of YFMC, each such warrant entitling the holder thereof to acquire one YFMC Common Share at an exercise price of $0.50 per share for a period of two years from the date of issuance; and

          "YFMC WARRANTS" means the YFMC Series A Warrants and the YFMC Series B Warrants, collectively.

Capitalized terms which are not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement.

1.2 MUTATIS MUTANDIS. The provisions of this Agreement relating to the Deposited Securities shall apply MUTATIS MUTANDIS to any other securities into which the Deposited Securities or any of them may be exchanged, converted, changed, reclassified, subdivided or consolidated.

1.3 GENDER AND NUMBER. In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.4 INVALIDITY OF PROVISIONS. Each of the provisions of this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. There are no warranties, representations or agreements among the parties in connection with such subject matter, except as specifically set forth or referred to in this Agreement. No reliance is placed on any representation, opinion, advice or assertion of fact made by any party or its directors, officers and agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such representation, opinion, advice or assertion of fact, except to the extent aforesaid.

1.6 AMENDMENT, WAIVER. Except as expressly provided in this Agreement, no amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of this Agreement shall be binding unless executed in writing and no such waiver shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver, unless otherwise expressly provided.

1.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, and shall in all respects be treated as an Ontario contract.

1.8 TERMINATION. This Agreement and all obligations of MEII, YFMC, the Principals and the Principal Shareholders hereunder shall terminate on the earlier of: (a) January 31, 2000, if the Offer is not completed by MEII, (b) the date upon which all of the Deposited Securities have been taken up and paid for pursuant to the Offer or (c) at the option of MEII, YFMC or the Principal Shareholders, if the Business Combination Agreement is terminated in accordance with Article 6 thereof and written notice of the same is provided by any party hereto to the Escrow Agent.

                                   ARTICLE 2
                           RELEASE FROM ASC/ASE ESCROW

2.1 APPLICATION. The Principals will, and the Principals agree to cause the Principal Shareholders to, forthwith after the execution of this Agreement, make an application to the Alberta Securities Commission and the Alberta Stock Exchange for the release of all of the YFMC Common Shares and the YFMC Preferred Shares subject to the ASC/ASE Escrow.

2.2 PURSUE DILIGENTLY. The Principals and the Principal Shareholders agree to cause such application to be pursued diligently and expeditiously.

2.3 KEEP INFORMED. The Principals and the Principal Shareholders agree to keep MEII and its counsel fully informed as to the status of the application for the release of the YFMC Common Shares and the YFMC Preferred Shares from the ASC/ASE Escrow and to fully consult with MEII's counsel with respect thereto.


                                   ARTICLE 3
                                    ESCROW

3.1 DEPOSITED SECURITIES. Upon release of the YFMC Common Shares and the YFMC Preferred Shares from the ASC/ASE Escrow, the Principal Shareholders hereby agree to, and the Principals agree to cause the Principal Shareholders to, place and deposit with the Escrow Agent the YFMC Common Shares and the YFMC Preferred Shares held by the Principal Shareholders as set forth in Schedule "A" to this Agreement. The Principal Shareholders hereby undertake and agree forthwith to, and the Principals agree to cause the Principal Shareholders to, deliver to the Escrow Agent duly completed and executed powers of attorney permitting the transfer of such shares in blank (with signatures guaranteed by a bank, trust company or investment dealer) to the Escrow Agent for deposit.


                                 ARTICLE 4
                                 THE OFFER

4.1       AGREEMENT TO DEPOSIT UNDER THE OFFER

     (1) Subject to the Deposited Securities being released from the ASC/ASE Escrow and subject to Section 1.8 hereof, each of the Principal Shareholders hereby irrevocably and unconditionally agrees to, and the applicable Principal agrees to cause such Principal Shareholder to, deposit all of the YFMC Common Shares and the YFMC Preferred Shares owned by such Principal Shareholder under the Offer.

     (2) Subject to the Deposited Securities being released from the ASC/ASE Escrow and subject to Section 1.8 hereof, each of the Principal Shareholders hereby irrevocably authorizes and directs the Escrow Agent to, and the Principals agree to cause the Principal Shareholders to, deposit with the Escrow Agent in its capacity as depository with respect to the Offer all of the YFMC Common Shares and the YFMC Preferred Shares deposited hereunder under the Offer and to execute and deliver for and on behalf of such Principal Shareholder all instruments and documents as may be required to be executed or delivered by such Principal Shareholder in connection with the Offer and, notwithstanding the rights granted to each such Principal Shareholder pursuant to applicable securities legislation or the terms of the Offer, further irrevocably agrees that thereafter the Principal or the Principal Shareholder will not withdraw any of the Deposited Securities deposited by such shareholder under the Offer until the date on which the Offer expires or is terminated without MEII having taken up and paid for the Deposited Securities under the Offer.


                               ARTICLE 5
                  ESCROW TERMS AND RELEASES FROM ESCROW

5.1 TRANSFER OF DEPOSITED SECURITIES. Upon completion of the Offer, any Deposited Securities deposited under this Agreement shall be transferred to MEII.

5.2 ESCROW AGENT. Once the Deposited Securities are deposited hereunder, the Principal Shareholders hereby direct the Escrow Agent to retain their respective securities and the certificates or agreements representing the same (including any replacement securities, agreements or certificates) and not to do or cause anything to be done to release the same from escrow or to allow any transfer, hypothecation or alienation thereof, except with and as directed by a written consent, order or direction as contemplated herein. The Escrow Agent hereby accepts the responsibilities placed on it hereby and agrees to perform the same in accordance with the terms hereof and the written consents, orders or directions as contemplated herein.

5.3 TRANSFER OF SECURITIES. The Escrow Agent shall at all times hold the certificates and agreements representing the Deposited Securities held by the Principal Shareholders and deposited hereunder on behalf of the Principal Shareholders. The Principal Shareholders hereby irrevocably appoint MEII as their attorney for the purpose of transferring their Deposited Securities deposited hereunder in accordance with the terms of this Agreement. Any such transfer shall be effected in accordance with the terms hereof.

5.4 RESTRICTIONS ON TRANSFER. The Principal Shareholders hereby agree that the Deposited Securities deposited hereunder and the beneficial ownership of or any interest in them and the certificates and agreements representing them (including any replacement securities, agreements or certificates) shall not be sold, assigned, pledged, mortgaged, hypothecated, alienated or otherwise in any manner dealt with except in accordance with this Agreement or except as may be required by reason of the death or bankruptcy of one of the Principal Shareholders, in which case, the Escrow Agent shall hold the said certificates or agreements, subject to this Agreement, for whatever persons, firms or corporations shall be legally entitled to be or become the registered owner thereof. Notwithstanding the foregoing, there shall be no restriction or prohibition on any transfer of any Deposited Securities deposited hereunder for estate or tax planning or other similar purposes, provided that MEII's prior written approval to such transfer is obtained (which approval will not be unreasonably withheld), and further provided that the transferee agrees to be bound by the terms and conditions of this Agreement and to execute such further documents or instruments as MEII considers necessary or desirable.

5.5 RIGHTS OF SHAREHOLDERS. If during the period in which any of the Deposited Securities are retained in escrow pursuant hereto, any cash dividend is received by the Escrow Agent in respect of the Deposited Securities, any such dividend shall be forthwith paid or transferred to the respective Principal Shareholders entitled thereto. All voting rights attached to the Deposited Securities shall at all times be exercised by the respective registered owners thereof.


                                   ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

6.1 REPRESENTATIONS AND WARRANTIES. Each of the Principals severally represents and warrants to MEII that:

     (a) the Principal Shareholder owned by him is the registered and beneficial owner of the YFMC Common Shares and the YFMC Preferred Shares set forth opposite his name in Schedule "A" annexed hereto and the Principal Shareholder owns such shares free and clear of all encumbrances of any nature or kind and no person has any right to purchase any such shares, except pursuant to the terms hereof and the Offer;

     (b) each of YFMC and its subsidiaries has not made any payment or loan to, or borrowed any monies from or is otherwise indebted to, any person pursuant to a Non-Arm's Length Transaction, except as disclosed in YFMC's audited financial statements for its fiscal year ended December 31, 1998, the Business Combination Agreement or the take-over bid circular prepared in connection with the Offer and except for usual compensation paid in the ordinary course of business, consistent with past practice; and

     (c) except for contracts of employment or as disclosed in the Business Combination Agreement or in the take-over bid circular prepared in connection with the Offer, each of YFMC and its subsidiaries is not party to any Non-Arm's Length Transaction.


                                   ARTICLE 7
                           GENERAL CONTRACT PROVISIONS

7.1 NOTICES. Any notice herein required or permitted to be given by any party to the others shall be in writing and shall be delivered or sent by telex or facsimile transmission, personal delivery or pre-paid registered mail to the applicable address set forth below:

     (1)  in the case of MEII, to the following:

          Med-Emerg International Inc.
          2550 Argentia Road,
          Suite 205
          Mississauga, Ontario

          L5N 5R1

          Attention: The President
          Facsimile: (905) 858-1399

     (2) in the case of the Principals and the Principal Shareholders, to the address therefor shown in the registers maintained by YFMC from time to time or as otherwise shown in YFMC's records.

     (3)  in the case of YFMC, to:

          YFMC Healthcare Inc.
          Suite 250 - 441 MacLaren Street
          Ottawa, Ontario
          K2P 2H3

          Attention: The President
          Fax No.:   (613) 230-1379

     (4)  in the case of the Escrow Agent, to:

          Montreal Trust Company of Canada
          Suite 600
          530-8th Avenue S.W.
          Calgary, Alberta
          T2P 3S8

          Attention: Wes Takeuchi
          Fax No.:   (403) 267-6518

Any notice delivered shall be deemed to have been validly and effectively given on the day of such delivery. If the day of delivery is not a Business Day, notice shall be deemed to have been given and received on the next Business Day following such date. Any notice sent by telex or facsimile transmission or other means of prepaid recorded communication shall be deemed to have been validly and effectively given on the Business Day next following the day on which it was sent.

7.2 TIME OF THE ESSENCE. Time shall be of the essence of this Agreement.

7.3 FURTHER ACTS. The parties hereto agree to sign such other papers, cause such meetings to be held, resolutions (including special resolutions) passed, by-laws enacted, exercise their vote and influence and do and perform and cause to be done and performed such further and other acts and things as may be necessary to give full effect and force to this Agreement.

7.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same document.

7.5 SUCCESSORS AND ASSIGNS. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

7.6 ESCROW AGREEMENT. Upon completion of the Offer, MEII and the Principal Shareholders agree to enter into an escrow agreement with the Escrow Agent substantially in the form annexed hereto as Schedule "B".

7.7 PREFERRED SHARE ESCROW AGREEMENT. Upon completion of the Offer, MEII and the Principal Shareholders agree to enter into an escrow agreement with the Escrow Agent substantially in the form annexed hereto as Schedule "C".

          IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above-written.

SIGNED, SEALED AND DELIVERED           )
     In the presence of:               )
                                       )  MED-EMERG INTERNATIONAL INC.
                                       )
                                       )          /s/ Kathryn Gamble
                                       )  By: ---------------------------------
                                       )  Name:
                                       )  Title:
                                       )
                                       )
                                       )  YFMC HEALTHCARE INC.
                                       )
                                       )          /s/ Martin Scullion
                                       )  By: ---------------------------------
                                       )  Name:
                                       )  Title:
                                       )
                                       )
                                       )  MONTREAL TRUST COMPANY OF CANADA
                                       )
                                       )  By: _________________________________
                                       )  Name:
                                       )  Title:
                                       )
                                       )
                                       )  By: _________________________________
                                       )  Name:
                                       )  Title:
                                       )

                                       )
/s/ Marc Smith                         )          /s/ Donald Wilson
-------------------------------------  )  -------------------------------------
Witness                                )  DONALD WILSON
                                       )
/s/ Marc Smith                         )          /s/ Martin Scullion
-------------------------------------  )  -------------------------------------
Witness                                )  MARTIN SCULLION
                                       )
                                       )  977675 ONTARIO INC.
                                       )
                                       )          /s/ Donald Wilson
                                       )  By: ---------------------------------
                                       )  Name:
                                       )  Title:
                                       )
                                       )
                                       )  PAGE, RAYMOND & ASSOCIATES LTD.
                                       )
                                       )          /s/ Martin Scullion
                                       )  By: ---------------------------------
                                       )  Name:
                                       )  Title:

                                  SCHEDULE "A"

                             PRINCIPAL SHAREHOLDERS

-------------------------------   -----------------------   ------------------   -------------   ---------------------
NAME OF PRINCIPAL                                                                  NUMBER OF       SHARE CERTIFICATE
SHAREHOLDER                         ADDRESS                  CLASS OF SHARES        SHARES              NUMBERS
-------------------------------   -----------------------   ------------------   -------------   ---------------------
977675 Ontario Inc.                 56 Tiffany Crescent           Common           3,641,331               -
(Donald Wilson)                     Kanata, Ontario             Preferred           506,354           1,2,3,7,8,9
                                    K2K 1W2
-------------------------------   -----------------------   ------------------   -------------   ---------------------
Page Raymond & Associates Ltd.      34 Oakhurst Crescent          Common           3,360,165               -
(Martin Scullion)                   Gloucester, Ontario         Preferred           463,102         4,5,6,10,11,12
                                    K1B 4A6
-------------------------------   -----------------------   ------------------   -------------   ---------------------

                                  SCHEDULE "B"

                                ESCROW AGREEMENT

                        (for MEII Common Shares exchanged
                             for YFMC Common Shares)

                                  SCHEDULE "C"

                        PREFERRED SHARE ESCROW AGREEMENT

                        (for MEII Common Shares exchanged
                           for YFMC Preferred Shares)